Exhibit 99.1

      California Pizza Kitchen Reports Preliminary Second Quarter Results;
                   Comparable Restaurant Sales Increase 5.4%

     LOS ANGELES--(BUSINESS WIRE)--July 10, 2007--California Pizza Kitchen, Inc. (Nasdaq:CPKI) announced today that revenues increased 16.4% to $158.6 million for the second quarter ended July 1, 2007 versus $136.2 million in the second quarter of 2006. Comparable restaurant sales increased approximately 5.4% compared to 4.8% in the second quarter a year ago.

     During its May 10, 2007 conference call, the Company forecasted a comparable restaurant sales increase of 5.0% to 6.0% and second quarter 2007 earnings in the range of $0.23-$0.24 per diluted share after adjusting for the three-for-two stock split effective June 19, 2007. Based upon second quarter 2007 revenues, comparable restaurant sales results and $0.02 per diluted share in early termination costs related to one unopened CPK/ASAP, management now expects earnings of $0.21 per diluted share. Earnings per diluted share excluding the early termination costs are expected to be $0.23, within the previously announced guidance range.

     In the second quarter of 2007, the Company added two full service restaurants in Coral Gables, Florida and New York City. The Company's domestic franchise partner, HMSHost, opened a CPK/ASAP location in Oakland International Airport, while an international franchise partner, Golden Pillars (H.K.) Ltd, opened a full service restaurant in Hong Kong, China.

     The Company intends to release its second quarter earnings on August 9, 2007 at approximately 4:00 pm ET with a conference call to follow on the same day at approximately 5:00 pm ET. A webcast of the conference call can be accessed at www.cpk.com.

     California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $13.30. As of July 10, 2007 the Company operates, licenses or franchises 213 restaurants, of which 182 are company-owned and 31 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company, which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

     California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

     This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.

     Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


     CONTACT: California Pizza Kitchen, Inc.
              media, Sarah Grover, or investors, Sue Collyns
              310-342-5000